 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 7, 2014

GREEN DRAGON WOOD PRODUCTS, INC.
(Exact name of small business issuer as specified in its charter)

Florida	000-53379	26-1133266
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employee Identification No.)

Unit 312, 3rd Floor, New East Ocean Centre
9 Science Museum Road
Kowloon, Hong Kong
 (Address of Principal Executive Office) (Zip Code)

(852) 2482-5168
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 7, 2014, the board of directors (the “Board”) of Green Dragon Wood Products, Inc., (the “Company”) concluded that it was necessary to restate the unaudited condensed consolidated financial statements of the Company for the three and nine months ended December 31, 2013 previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on a Quarterly Report on Form 10-Q.  The Company originally filed its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2013 with the Commission on March 18, 2014 (the “Form 10-Q”). The need to restate the Company’s financial statements set forth above is primarily due to arithmetical errors found in the results for the three months ended December 31, 2013. The numbers for the three month period ended June 30, 2013 were erroneously subtracted from the numbers for the nine months period ended December 31, 2013 instead of the numbers for the six months period ended September 30, 2013 in arriving at the numbers for the three month period ended December 31, 2013 thereby incorrectly stating all the numbers in the Form 10-Q for the three month period ended December 31, 2013.  Accordingly, the Company intends to restate its historical statements of operations and comprehensive income for the quarterly ended December 31, 2013.

The restatements are required to properly reflect the Company’s financial results for period set forth above. As a result, such financial statements included within the Form 10-Q should no longer be relied upon.

The Board discussed this matter with the Company's independent public accounting firm, HKCMCPA Company Limited, who agreed that the unaudited condensed consolidated financial statements for the three and nine months ended December 31, 2013 should no longer be relied upon and should be restated.

The Company and the Board are diligently working with its professional advisors to file a restated Form 10-Q, which the Company anticipates to file in the near future.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Dragon Wood Products, Inc.

Dated: June 9, 2014                                                                           By:           /s/ Kwok Leung Lee
Name:  Kwok Leung Lee
Title:    President